Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Marathon Petroleum Corporation, a Delaware corporation, hereby constitutes and appoints Maryann T. Mannen, John J. Quaid and Erin M. Brzezinski, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 2024 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25 with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of February 2025.

/s/ Maryann T. Mannen	/s/ Michael J. Hennigan
Maryann T. Mannen	Michael J. Hennigan
Director, President and Chief Executive Officer	Executive Chairman of the Board of Directors
(principal executive officer)

/s/ John J. Quaid	/s/ Erin M. Brzezinski
John J. Quaid	Erin M. Brzezinski
Executive Vice President and Chief Financial Officer	Vice President and Controller
(principal financial officer)	(principal accounting officer)

/s/ Abdulaziz F. Alkhayyal	/s/ Evan Bayh
Abdulaziz F. Alkhayyal	Evan Bayh
Director	Director

/s/ Charles E. Bunch	/s/ Jeffrey C. Campbell
Charles E. Bunch	Jeffrey C. Campbell
Director	Director

/s/ Jonathan Z. Cohen	/s/ Kimberly N. Ellison-Taylor
Jonathan Z. Cohen	Kimberly N. Ellison-Taylor
Director	Director

/s/ Edward G. Galante	/s/ Eileen P. Paterson
Edward G. Galante	Eileen P. Paterson
Director	Director

/s/ Kim K.W. Rucker	/s/ Frank M. Semple
Kim K.W. Rucker	Frank M. Semple
Director	Director

/s/ J. Michael Stice	/s/ John P. Surma
J. Michael Stice	John P. Surma
Director	Director

Exhibit 24.1

/s/ Susan Tomasky
Susan Tomasky
Director